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                                                                  EXHIBIT 11.1

WHITTMAN-HART, INC.
STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

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                                                      THREE MONTHS ENDED JUNE 30,    SIX MONTHS ENDED JUNE 30,
                                                         1996           1995            1996           1995
                                                       --------       --------        --------       --------

Net income                                            $ 1,077,056    $  475,000      $ 1,744,688    $  805,706
Pro forma adjustment to provision for income taxes           --         173,701             --         301,701
                                                      -----------    ----------      -----------    ----------
Net income attributable to common stock (pro
  forma in 1995)                                      $ 1,077,056    $  301,299      $ 1,744,688    $  504,005
                                                      -----------    ----------      -----------    ----------
                                                      -----------    ----------      -----------    ----------

Weighted average common shares outstanding              7,701,024     5,654,422        6,548,231     5,645,453
Effect of stock options calculated according to the
  treasury stock method                                   669,662       547,390          611,369       547,390
Conversion of redeemable preferred stock                  336,202       956,074          646,138       956,074
                                                      -----------    ----------      -----------    ----------
Weighted average common and common equivalent
  shares outstanding                                    8,706,888     7,157,886        7,805,738     7,148,917
                                                      -----------    ----------      -----------    ----------
                                                      -----------    ----------      -----------    ----------
Net income per share (pro forma in 1995)              $      0.12    $     0.04      $      0.22    $     0.07
                                                      -----------    ----------      -----------    ----------
                                                      -----------    ----------      -----------    ----------

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